Exhibit 23.02

                         Consent of Independent Auditors

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to an aggregate of 50,000 shares of Common Stock of Java Group, Inc. issuable pursuant to the agreements listed on the cover page of such Registration Statement and of our reports dated October 8, 1996, September 30, 1996 and November 3, 1995, with respect to the financial statements and schedules of Java Group, Inc. included in its Registration Statement on Form 10-SB filed with the Securities and Exchange Commission.


                                          ELLIOTT, TULK, PRYCE, ANDERSON

Vancouver, British Columbia, Canada
March 11, 1997